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                                                                    EXHIBIT 15.1


                  GOTHIC ENERGY CORPORATION AND SUBSIDIARIES
           LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION



Securities and Exchange Commission
450 Fifth Street Northwest
Washington, DC  20549

             Re:  GOTHIC ENERGY CORPORATION AND SUBSIDIARIES
                  REGISTRATION STATEMENT ON FORM S-4

Gentlemen:

     We are aware that our report dated August 12, 1997 on our review of the interim financial information of Gothic Energy Corporation for the six month period ended June 30, 1997 is included in the Company's Registration Statement on Form S-4 (File No. 333-__________) and that our reports dated May 13, 1997 and August 12, 1997 on our reviews of the interim financial information of Gothic Energy Corporation for the periods ended March 31, 1997 and June 30, 1997 are incorporated by reference in the Company's Registration Statement on Form S-4 (File No. 333-__________). Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                        COOPERS & LYBRAND L.L.P.



Tulsa, Oklahoma
October 10, 1997